Exhibit 21.3

EXHIBIT 21.3: SUBSIDIARIES OF REGISTRANT

Filed by Corporations Division Administrator Filing Number: 225887973320 Date: 01/14/2025 LARA Corporations Online Filing System Department of Licensing and Regulatory Affairs Form Revision Date 02/2017 ARTICLES OF ORGANIZATION For use by DOMESTIC LIMITED LIABILITY COMPANY Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles: Article 1 The name of the limited liability company is: RITE PRECIOUS METALS LLC Article II Unless the articles of organization otherwise provide, all limited liability companies formed pursuant to 1993 PA 23 have the purpose of engaging in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan. You may provide a more specific purpose: Article III The duration of the limited liability company if other than perpetual is: Article IV The street address of the registered office of the limited liability company and the name of the resident agent at the registered agent at the registered office (P.O. Boxes are not acceptable): 1.  Agent Name:    THOMAS BURNHAM    2.  Street Address:   500 DEERFIELD ROAD Apt/Suite/Other: City   DEERFIELD  State:  MI   Zip Code: 49238 3. Registered Office Mailing Address: P.O. Box or Street Address:   500 DEERFIELD ROAD Apt/Suite/Other:    City:    DEERFIELD  State: MI   Zip Code: 49238 Article V (Insert any desired additional provision authorized by the Act.) THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY MANAGERS. Signed this 6th Day of January, 2025 by the organizer(s): Signature Title Title If "Other" was selected JAMES BURGAUER Organizer By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act. Decline Accept

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	1

Filed by Corporations Division Administrator     Filing Number: 225887973320      Date:  01/14/2025 MICHIGAN DEPARTMENT OF LICENSING ANG REGULATORY AFFAIRS FILING ENDORSEMENT This is to Certify that the ARTICLES OF ORGANIZATION for RITE PRECIOUS METALS LLC ID Number: 803321871 received by electronic transmission on January 06, 2025 ,is hereby endorsed Filed on January 14, 2025 ,by the Administrator. The document is effective on date filed, unless a subsequent effective date within 90 days after received date is stated in the document. In testimony whereof, I have hereunto set my hand and affixed the seal of the Department, in the City of Lansing, this 14th day of January, 2025. Linda Clegg. Director Corporations, Securities & Commercial Licensing Bureau

Please review pages 2 & 3 - Cautionary Notes on Forward-Looking Statements.	2